Calculation of Filing Fee Tables
S-8
Inhibikase Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2026 Inducement Plan Common Stock, par value $0.001 per share	Other	4,000,000	$ 1.7782	$ 7,112,800.00	0.0001381	$ 982.28
2	Equity	2020 Equity Incentive Plan Common Stock, par value $0.001 per share	Other	6,969,206	$ 1.7782	$ 12,392,642.11	0.0001381	$ 1,711.43
Total Offering Amounts:						$ 19,505,442.11		$ 2,693.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,693.71
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock"), of Inhibikase Therapeutics, Inc. (the "Registrant"), which become issuable under the Registrant's 2026 Inducement Plan (the "Inducement Plan") and 2020 Equity Incentive Plan, as amended (the "Option Plan) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Represents 4,000,000 shares of Common Stock reserved for issuance under the Inducement Plan. (3) The price of $1.7782 per share, which is the average of the high and low sale prices of Common Stock as quoted on the Nasdaq Capital Market on March 23, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.001 per share ("Common Stock"), of Inhibikase Therapeutics, Inc. (the "Registrant"), which become issuable under the Registrant's 2026 Inducement Plan (the "Inducement Plan") and 2020 Equity Incentive Plan, as amended (the "Option Plan) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (3) The price of $1.7782 per share, which is the average of the high and low sale prices of Common Stock as quoted on the Nasdaq Capital Market on March 23, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price. (4) Represents an increase of 6,969,206 shares of Common Stock to the number of shares available for issuance under the Option Plan. Shares available for issuance under the Option Plan were previously registered on the Registrant's registration statements on Form S-8 (Registration No. 333-259555 and Registration No. 333-284687) filed with the Securities and Exchange Commission on September 15, 2020 and February 4, 2025, respectively.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources